EXHIBIT 21.1

                          HOSPITALITY PROPERTIES TRUST
                         SUBSIDIARIES OF THE REGISTRANT

HH HPTCW II Properties LLC (Delaware)
HH HPTCY Properties LLC (Delaware)
HH HPTMI II Properties LLC (Delaware)
HH HPTMI III Properties LLC (Delaware)
HH HPTRI Properties LLC (Delaware)
HH HPT Suite Properties LLC (Delaware)
HH HPTWN Properties LLC (Delaware)
HPT CW Properties Trust (Maryland)
HPT CW II Properties Trust (Maryland)
HPTCY Properties Trust (Maryland)
HPT HSD Properties Trust (Maryland)
HPTMI Properties Trust (Maryland)
HPTMI II Properties Trust (Maryland)
HPTMI III Properties Trust (Maryland)
HPTRI Properties Trust (Maryland)
HPTSHC Properties Trust (Maryland)
HPT Smokey Mountain LLC (Delaware)
HPT Suite Properties Trust (Maryland)
HPTSY Properties Trust (Maryland)
HPT TRS, INC. (Delaware)
HPTWN Properties Trust (Maryland)